UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                October 6, 2004
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure

On October 6, 2004, the Registrant issued a press release commenting on its business outlook.   A copy of the press release is attached hereto as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: October 6, 2004

BY: /S/ Louis M. Riccio, Jr. Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY COMMENTS ON BUSINESS OUTLOOK

MONROE, MI. October 6, 2004 – La-Z-Boy Incorporated (NYSE, PCX: LZB) said today it now expects earnings per share for its second fiscal quarter ending October 23, 2004 to be in the range of $0.13 — $0.15 per diluted share, which will include a restructuring charge of $0.01 and up to a $0.07 potential loss from the consolidation of Variable Interest Entities (VIEs). The previously announced range of diluted earnings per share was $0.29 — $0.33 and included the $0.01 for a restructuring charge and up to $0.02 of potential loss from VIEs.

La-Z-Boy president and CEO Kurt Darrow noted, “While we still expect our year-over-year sales for the October quarter to increase in the mid-single digit percentage range, we are reducing our earnings guidance primarily as a result of three factors. First, raw material price increases in lumber and unprecedented increases in steel have risen more significantly than anticipated. With approximately 78% of our total volume in the upholstery segment this has had a substantial impact on our margins. This was further magnified by the relatively large portion of recliners within our upholstery business mix which require more steel because of the recliner mechanism. Although we have adjusted our pricing to recover some of these costs, our backlog during the quarter is not maturing to the new pricing as quickly as we expected and we are absorbing the majority of these price increases. We expect this transition in pricing to be completed during our third fiscal quarter. Furthermore, we are determined to increase our market share in spite of the current aggressive promotional discounting in the marketplace which also added to the pressure on our margins.”

Darrow continued, “The second contributing factor is a much greater expected loss from our VIEs as a result of performance issues at those entities during the summer months. We are in the process of taking specific actions to rectify those operations’ results. Lastly, although we are encouraged by the progress being made in improving our casegoods volume, we continue to work through a challenging time as we transition our business model from primarily a domestic manufacturer to being an importer, marketer and distributor of casegoods. In particular, our Pennsylvania House operation has experienced significant unanticipated production inefficiencies as a result of our previously announced closing of our Lewisburg facility.”

Darrow concluded, “While we are disappointed with the anticipated results this quarter, the actions we have taken will ultimately culminate in improving performance for our company.” In 2004’s second fiscal quarter, La-Z-Boy Incorporated earned $0.28 per diluted share, which included a $0.02 restructuring charge on sales of $511 million. The company plans to report this year’s fiscal second quarter operating results after the market close Tuesday, November 9, 2004 with its regular quarterly investor conference call the following morning, Wednesday, November 10, 2004 at 11:00 a.m. EST.

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, the ultimate effect of the antidumping duties imposed by the U.S. International Trade Commission on wooden bedroom furniture imported from China and potential disruptions of Chinese imports, the availability and cost of capital, the impact of imports as it relates to continued domestic production, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the domestic or international regulatory environment, not fully realizing cost reductions through restructurings, ability to implement global sourcing organization strategies, the future financial performance and condition of independently owned dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently owned dealers, the impact of new manufacturing technologies, the impact of adopting new accounting principles, fair value changes to our intangible assets due to actual results differing from projected, factors relating to acquisitions and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/ir_sec.asp. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: http://my.lazboy.com/mygallery/investor_relations.cfm.

Background Information

With annual sales of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 325 stand-alone La-Z-Boy Furniture Galleries® stores and 342 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fourth largest U.S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com/.